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                                                                     EXHIBIT 5.1
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         [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP APPEARS HERE]


December 21, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Silicon Gaming, Inc.
       Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel for Silicon Gaming, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 250,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), issuable by the Company to the Selling Shareholder upon exercise of a warrant issued in connection with that certain Warrant Agreement by and between Silicon Gaming, Inc. and B III Capital Partners, L.P., a Delaware limited partnership, dated July 8, 1998.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 250,000 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the Selling Stockholder are duly authorized shares of Common Stock and, when sold, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                       Respectfully submitted,



                                       /s/ Gray Cary Ware & Freidenrich LLP
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                                       GRAY CARY WARE & FREIDENRICH LLP